, 2019
Exhibit 99.1
LIBERTY LATIN AMERICA ANNOUNCES CHANGES TO EXECUTIVE TEAM

Denver, Colorado – March 8, 2021: Liberty Latin America Ltd. (“Liberty Latin America” or “LLA”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) today announced changes to the Company’s organizational structure at the Executive Team level. The Company will be removing the role of Chief Operating Officer, so that the business leaders for Cable & Wireless, VTR, and Liberty Puerto Rico report directly to Balan Nair, CEO, Liberty Latin America. In addition, two new roles will be added to the Executive Team; SVP, South-Central Markets and a Chief Customer Officer.

Balan Nair, CEO of Liberty Latin America, said, “Last year, we learned so much about ourselves and our business, and we have been evaluating how we operate, how we are structured, how we delight our customers, and how we continue to evolve in a changing environment. Our new structure will bring an even greater focus on our customers, provide fresh perspectives in different areas of the business, and importantly, give our leaders the opportunity for growth.”

He continued, “Our customers are the foundation of our business, and we must work hard to continuously improve their experience, their journey, and enhance the value they receive. To that end, we are recruiting a Chief Customer Officer who will align our customer focused initiatives across the organization and lead our existing Digital, Customer Care, and Programming teams.”

With the addition of the SVP, South-Central Markets role covering the Company’s Panama and Costa Rica operations, Guillermo Ponce, previously CEO of VTR, has been appointed to this newly created position. Guillermo has over 25 years of experience from his time with VTR and within the telecommunications industry. His expertise and discipline will be key attributes as the Company focuses on returning Cable & Wireless Panama to growth and finalizing the acquisition of Telefonica’s operations in Costa Rica.

As Guillermo Ponce transitions out of leading VTR, Vivek Khemka, previously Chief Technology Officer, will be relocating from Denver, USA to Santiago, Chile to become General Manager of VTR. Vivek joined Liberty Latin America in 2018 bringing years of experience across infrastructure build, technology, marketing, operations, and consulting, which positions him well to lead VTR.

Liberty Latin America has initiated a search for a new Chief Technology Officer and in the interim, Christine Weber, Chief Information Officer, will assume the day to day responsibilities.

Betzalel Kenigsztein, formerly Chief Operating Officer, has been appointed as the Executive Director and General Manager of Cable & Wireless Panama, replacing Julio Spiegel. Betzalel is an internationally recognized operator and brings a wealth of knowledge, expertise, and a dedicated focus on driving growth in the Company’s Panama operations. Julio Spiegel will take a new role within Liberty Latin America as VP, Government Affairs reporting to the General Counsel.

ABOUT LIBERTY LATIN AMERICA

Liberty Latin America is a leading communications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands VTR, Flow, Liberty, Más Móvil, BTC, UTS and Cabletica. The

communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a sub-sea and terrestrial fiber optic cable network that connects over 40 markets in the region.

Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols "LILA" (Class A) and "LILAK" (Class C), and on the OTC link under the symbol "LILAB" (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations:                    Media Relations:
Kunal Patel ir@lla.com         Claudia Restrepo     llacommunications@lla.com